SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934

                        EVANS ENVIRONMENTAL CORPORATION
                        -------------------------------
                                (Name of Issuer)

                    Common Stock. par value $.003 per share
                    ---------------------------------------
                         (Title of Class of Securities)

                                     299149

                                 --------------
                                 (CUSIP Number)

                             Strategica Group, Inc.
                         Strategica Capital Corporation
                              1221 Brickell Avenue
                                   Suite 2600
                              Miami, Florida 33131
                                 (305) 536-1440
                          Attn.: Mr. Jack D. Burstein

                                with a copy to:

                             James S. Cassel, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                                   Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9400

           ----------------------------------------------------------
           Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                                 July 11, 1994
            -------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this statement because of Rule 13d- 1(b)(3) or (4), check the following box: []

Check the following box if a fee is being paid with this statement. [xl

                                  SCHEDULE 13D
CUSIP NO. 299149                                            PAGE 2 OF 9 PAGES

 1       NAME OF REPORTING PERSON
         S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

         STRATEGICA GROUP, INC.

 2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP        (a) [ ]
                                                                 (b) [x]

 3       SEC USE ONLY

 4       SOURCE OF FUNDS
         WC

 5       CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
         PURSUANT TO ITEMS 2(d) or 2(e)                               [ ]

 6       CITIZENSHIP OR PLACE OF ORGANIZATION
         FLORIDA
                        7       SOLE VOTING POWER
         NUMBER OF              350,000
         SHARES
         BENEFICIALLY   8       SHARED VOTING POWER
         OWNED BY               0
         EACH
         REPORTING
         PERSON         9       SOLE DISPOSITIVE POWER
         WITH                   350,000

                       10       SHARED DISPOSITIVE POWER
                                0

11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
        350,000

12      CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES  [ ]

13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
        3.4%

14      TYPE OF REPORTING PERSON
        CO

                      SEE INSTRUCTIONS BEFORE FILLING OUT!
SEC 1746 (9-88) 2 of 9

                                  SCHEDULE 13D
CUSIP NO. 299149                                            PAGE 3 OF 9 PAGES

 1       NAME OF REPORTING PERSON
         S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

         STRATEGICA CAPITAL CORPORATION

 2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP        (a) [ ]
                                                                 (b) [x]

 3       SEC USE ONLY

 4       SOURCE OF FUNDS
         WC

 5       CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
         PURSUANT TO ITEMS 2(d) or 2(e)                               [ ]

 6       CITIZENSHIP OR PLACE OF ORGANIZATION
         FLORIDA
                        7       SOLE VOTING POWER
         NUMBER OF              350,000
         SHARES
         BENEFICIALLY   8       SHARED VOTING POWER
         OWNED BY               0
         EACH
         REPORTING
         PERSON         9       SOLE DISPOSITIVE POWER
         WITH                   350,000

                       10       SHARED DISPOSITIVE POWER
                                0

11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
        350,000

12      CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES  [ ]

13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
        3.4%

14      TYPE OF REPORTING PERSON
        CO

                      SEE INSTRUCTIONS BEFORE FILLING OUT!
SEC 1746 (9-88) 3 of 9

ITEM 1.  SECURITY AND COMPANY.

        The class of equity securities to which this Statement relates is the common stock, par value $.003 per share (the "Common Stock"), of Evans Environmental Corporation, a Colorado corporation (the "Company"). The principal executive offices of the Company are located at 2600 S.W. Third Avenue, Second Floor, Miami1 Florida 33129-2383.

ITEM 2.  IDENTITY AND BACKGROUND.

        (a) This statement on Schedule 13D constitutes a filing pursuant to
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), by Strategica Group, Inc., a Florida corporation ("Strategica Group"), and Strategica Capital Corporation, a Florida corporation ("Strategica Capital") (Strategica Group and Strategica Capital are hereinafter sometimes referred to collectively as the "Strategica Companies"). Information with respect to Strategica Group and Strategica Capital is given solely by each such company, and neither has responsibility for the accuracy or completeness of information supplied by the other company.

        The officers and directors of Strategica Group are as follows: Jack D. Burstein (President, Chief Executive Officer and Director); Steven R. Cook (Executive Vice President, Secretary and Director) Mel Harris (Director); and Tom Ireland (Director).

        The officers and directors of Strategica Capital are as follows: Jack D. Burstein (President and Chairman of the Board of Directors); Steven R. Cook (Vice President and Secretary); Mel Harris (Director); Tom Ireland (Director); Steve Fossett (Director); and Robert Sanders (Director).

        (b) The business address for each of the Strategica Companies is 1221 Brickell Avenue, Suite 2600, Miami, Florida 33131.

        (c) Strategica Group is engaged in the business of providing financial consulting services. Strategica Capital is engaged in the business of providing loans and capital to businesses.

        (d) Neither of the Strategica Companies, nor any of their officers and directors, has, during the last five years, been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors).

        (e) Neither of the Strategica Companies, nor any of their officers and directors, has, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

        (f) Each of the Strategica Companies is a Florida corporation.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

        On June 16, 1994, the Company and Strategica Group entered into an advisory agreement (the "Advisory Agreement") which provides for Strategica Group to render consulting services to the Company for a period of five years. In consideration for services to be rendered under the Advisory Agreement, the Company agreed to pay Strategica Group a monthly fee in the amount of $8,000. In addition, Strategica Group is to receive the following transactional fees: 3% for debt sourced, 5% for equity sourced, 5% of the gross consideration for acquisitions or sales (up to fifty percent (50%) of which may be paid, at the Company's election, in the form of marketable Common Stock) and fees in connection with debt restructuring for an acquired company in an amount to be agreed upon at the time of the transaction.

        Moreover, in connection with the successful completion, as defined in the Advisory Agreement, of certain services, the Company is required to issue to Strategica Group and its designees warrants to purchase shares of Common Stock of the Company. On July 11, 1994, the Company issued warrants to purchase 700,000 shares of Common Stock in connection with the successful completion of a standby credit facility to be used for acquisitions or other special services. On the same date, pursuant to contractual arrangements between the Strategica Companies unrelated to the arrangements between Strategica Group and the Company, half of these warrants were assigned to Strategica Capital. The warrants are immediately exercisable at a price of $1.25 per share for a period of 18 months and thereafter at a price of $2.00 per share for a second period of 18 months, at which time the warrants expire. In the event that the price of the Company's Common Stock for the ten trading days immediately prior to the initial 18 month term is less than $3.00 per share, then the exercise price shall remain $1.25 through and including the date of expiration of the warrants.

        In addition, the Company is obligated to issue (i) warrants to purchase 600,000 shares of Common Stock if Strategica Group is successful in assisting the Company in obtaining an accounts receivable factoring facility to be used in connection with the Florida Petroleum Tank Remediation Program, and (ii) warrants to purchase 200,000 shares of Common Stock upon successful completion of each acquisition which Strategica Group sources or to which Strategica Group contributes as requested by the Company. These warrants are exercisable at a price of 105% of the average bid price of the Company's Common Stock for the ten trading days prior to the transaction. The warrants are exercisable after twelve months and expire 36 months from the date of issuance.

        All warrants are not transferable for a period of one year from issuance other than to an officer, managing director or affiliate of the respective holders thereof.

        The Company is required to include the shares of Common Stock underlying all of the above-described warrants in any registration statement other than a registration statement on

Form S-4 or Form S-8 filed by the Company after January 1, 1995 and to keep the registration statement effective for the life of the warrants. In addition, at the request of the holders of a majority of the warrants, the Company is required to register for resale, at the Company's expense, the shares of Common Stock underlying the warrants. In the event the warrants are exercised on or prior to October 13, 1995, and the registration statement is not declared effective on or prior to January 5, 1996, then the $1.25 exercise price shall be extended to a date which is five days after the effective date of the registration statement. Similarly, in the event the warrants are exercised on or prior to April 12, 1997 and the registration statement is not declared effective on or prior to July 7, 1997, then the expiration date of the warrants shall be extended to a date which is five days after the effective date of the registration statement.

        In July 1994, the Company established a $2,500,000 subordinated line of credit with Strategica Capital. This line of credit, which is subordinated to the Company's commercial banking facility, expires July 1996 and bears interest at 15%. This facility is secured by a first lien on the outstanding stock of all of the Company's subsidiaries and a second lien on the assets of the Company and its subsidiaries.

        To date, neither of the Strategica Companies has exercised any of the above-described warrants. The Strategica Companies intend to utilize their respective working capital to fund the purchase of shares in the event of the exercise any warrants in the future, if at all.

ITEM 4. PURPOSE OF TRANSACTION.

        The warrants to purchase shares of Common Stock of the Company were acquired by each of the Strategica Companies for investment purposes. Either or both of the Strategica Companies may, subject to market conditions and their respective assessments of the business prospects of the Company, acquire Common Stock of the Company from time to time, through the exercise of additional warrants to be granted under the Advisory Agreement or otherwise and open market and/or privately negotiated transactions, as each may determine in its sole discretion.

        Other than as discussed above, the Strategica Companies have no plans or proposals which relate to or which would result in any of the actions specified in clauses (a) through (j) of Item 4 of the instructions to Schedule 13D.

ITEM 5. INTEREST IN SECURITIES OF THE COMPANY.

        (a) According to the Company's report on Form 10-QSB for the quarter ended June 30, 1994, as of July 31, 1994, there were 9,932,867 shares of Common Stock issued and outstanding. As of the date hereof, each of the Strategica Companies has the right to acquire 350,000 shares, or 3.4%, of the Common Stock of the Company. By virtue of their relationship with one another, pursuant to Rule 13d-3 of the Act, Strategica Group and Strategica Capital may be deemed to beneficially own shares of Common Stock beneficially owned by the other, although each company expressly disclaims beneficial ownership of securities owned by the other company. If each of the Strategica Companies is deemed to beneficially own the securities owned by the other, then, as a group, they beneficially own 700,000 shares, or 6.6%, of the Common Stock of the Company. The Strategica Companies have no present intention to act in concert with respect to the acquisition or disposition of warrants or shares of Common Stock of the Company, although there can be no assurance that they will not determine to act in concert in the future.

        (b) Each of Strategica Group and Strategica Capital have the sole power to vote or direct the vote of the shares of Common Stock underlying the warrants owned by them, and the power to dispose or direct the disposition of the warrants and shares of Common Stock underlying the warrants. Neither Strategica Group nor Strategica Capital shares the power to vote or to direct the vote of the shares of Common Stock underlying the warrants, or the power to dispose or direct the disposition of the warrants or the shares of Common Stock underlying the warrants.

        (c) Not applicable.

        (d) Not applicable.

        (e) Not applicable.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE COMPANY.

        None, except the matters described in response to Items 3 and 5(a) hereinabove.

ITEM 7. MATERIAL TO BE FILED AS EXHIBITS.

        (a) Advisory Agreement, dated June 16, 1994, by and between Strategica Group, Inc. and Evans Environmental Corporation.

        (b) Joint Filing Agreement pursuant to Rule 13d-l(f) of the Act.

                                 SIGNATURE PAGE

        After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

                                         STRATEGICA GROUP, INC., a Florida
                                         Corporation

Dated:  September __, 1994               By:/S/ STEVEN R. COOK
                                           ------------------------------
                                         Print Name: STEVEN R. COOK
                                         Title: EXECUTIVE VICE PRESIDENT

                                         STRATEGICA CAPITAL CORPORAITON, a
                                         Florida corporation

Dated: September __, 1994                By:/S/ STEVEN R. COOK
                                           ------------------------------
                                         Print Name: STEVEN R. COOK
                                         Title: EXECUTIVE VICE PRESIDENT

                             JOINT FILING AGREEMENT
                          (Pursuant to Rule 13d-1(f))

   The undersigned hereby agree that the Schedule 13D to which this agreement is attached is, and any amendments will be, filed with the U.S. Securities and Exchange Commission on behalf of each of the undersigned. This agreement may be executed in any number of counterparts, each of which shall be deemed an original but all together shall constitute one and the same agreement.

                                         STRATEGICA GROUP, INC., a Florida
                                         Corporation

Dated:  September __, 1994               By:/S/ STEVEN R. COOK
                                           ------------------------------
                                         Print Name: STEVEN R. COOK
                                         Title: EXECUTIVE VICE PRESIDENT

                                         STRATEGICA CAPITAL CORPORAITON, a
                                         Florida corporation

Dated: September __, 1994                By:/S/ STEVEN R. COOK
                                           ------------------------------
                                         Print Name: STEVEN R. COOK
                                         Title: EXECUTIVE VICE PRESIDENT